Exhibit 4.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 29, 2007, with respect to the consolidated financial statements of Queenstake Resources Ltd. included in this Annual Report on Form 40-F for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission (the “Annual Report”) and in the Company’s Registration Statement on Form S-8 (No. 333-119779), which incorporates by reference the Annual Report..

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, British Columbia, Canada
March 29, 2007